As filed with the Securities and Exchange Commission on April 4, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

PNM Resources, Inc.

(Exact name of registrant as specified in its charter)

New Mexico	85-0468296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick T. Ortiz, Esq.
Senior Vice President, General Counsel and Secretary
PNM Resources, Inc.
414 Silver Street SW
Albuquerque, New Mexico 87102
Telephone: (505) 241-2896
Fax: (505) 241-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles L. Moore, Esq. Associate General Counsel PNM Resources, Inc. Alvarado Square Albuquerque, New Mexico 87158 Tel. 505-241-4935 Fax. 505-241-2393	Jill M. Webb, Esq. Troutman Sanders LLP 1001 Haxall Point Richmond, Virginia 23219 Tel. 804-697-1200 Fax. 804-698-5198

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)	(1)	(1)
(1)	An indeterminate aggregate initial offering price and an unspecified amount of securities of the identified class of securities is being registered as may, from time to time, be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

Prospectus

Debt Securities

We intend to offer from time to time, at prices and on terms to be determined at or prior to the time of sale, our debt securities. We will specify the principal amount of debt securities being offered and the underwriters for the offering, together with the terms and conditions for such offering, the public offering price, the underwriting discounts and commissions and our net proceeds from the sale thereof, in supplements to this prospectus. You should read both the prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive office is located at Alvarado Square, Albuquerque, New Mexico 87158, and our telephone number is (505) 241-2700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a ‘‘shelf’’ registration process. This prospectus provides you with a general description of our debt securities. Each time we sell debt securities, we will describe in a supplement to this prospectus the specific terms of that offering. The applicable prospectus supplement may also add, update or change information in this prospectus. Please carefully read both this prospectus and the applicable prospectus supplement, together with additional information referred to in ‘‘Where You Can Find More Information’’ herein, before investing in the debt securities.

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC offices mentioned under the heading ‘‘Where You Can Find More Information’’ in the applicable prospectus supplement.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus and any accompanying prospectus supplement to ‘‘PNMR’’, ‘‘PNM Resources’’, ‘‘we’’, ‘‘our’’, ‘‘us’’ and ‘‘the Company’’ refer to PNM Resources, Inc. Unless otherwise indicated, financial information included or incorporated by reference herein is for PNM Resources, Inc. and its subsidiaries on a consolidated basis.

We are not offering the debt securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of those documents.

i

PNM RESOURCES, INC.

We are an investor-owned holding company of energy and energy-related businesses. Our primary subsidiaries are Public Service Company of New Mexico (‘‘PNM’’), Texas-New Mexico Power Company (‘‘TNMP’’) and First Choice Power, L.P. (‘‘First Choice’’). In addition, we have a 50 percent ownership interest in EnergyCo, LLC (‘‘EnergyCo’’), an unregulated energy company.

PNM is an integrated public utility with regulated operations primarily engaged in the generation, transmission and distribution of electricity, and the transmission and distribution and sale of natural gas, and unregulated operations primarily focused on the sale and marketing of electricity into the wholesale market in the western United States. TNMP is a regulated electric utility providing transmission and distribution services in Texas. First Choice is a competitive retail electric provider operating in Texas.

EnergyCo was created in January 2007 by ECJV Holdings, LLC (‘‘ECJV’’), a wholly-owned subsidiary of Cascade Investment, L.L.C., one of PNMR’s largest shareholders, and us to serve expanding U.S. markets throughout the Southwest, Texas and the West. PNMR and ECJV each have a 50 percent ownership interest in EnergyCo, which is a limited liability company.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be used for general corporate purposes, which may include:

•	funding capital expenditures;

•	financing future acquisitions;

•	investing in or extending credit to our subsidiaries;

•	refinancing debt; or

•	expanding our business.

We will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of such prospectus supplement. We will temporarily invest any net proceeds that we do not immediately use in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated.

Year Ended December 31,
2007	2006	2005	2004	2003
1.35	2.02	1.65	2.75	1.86

Our ratio of earnings to fixed charges is computed by dividing our earnings by our fixed charges. For the purposes of such computations:

•	earnings consist of earnings from continuing operations before income taxes, excluding equity in earnings of EnergyCo, plus fixed charges, less capitalized interest and preference security dividend requirements of consolidated subsidiaries;

•	fixed charges consist of the continuing operations portions of interest expensed and capitalized, amortization of debt discount, premium and capitalized expenses related to indebtedness, estimated interest costs within rental expense, and preference security dividend requirements of consolidated subsidiaries; and

•	PNM’s natural gas operations are treated as discontinued operations for financial reporting, and accordingly, the earnings and portions of the fixed charges attributable to PNM’s natural gas operations are excluded from the ratio of earnings to fixed charges.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth certain general terms and provisions of our debt securities. When we offer our debt securities in the future, a prospectus supplement will explain the particular terms of those debt securities and the extent to which any of these general provisions will not apply. You should read this prospectus and any applicable prospectus supplement before you make any investment decision. We may issue one or more series of debt securities directly to the public or as part of a purchase unit from time to time. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities described in this prospectus.

The debt securities will be our direct unsecured general obligations. We may issue the debt securities from time to time in one or more series under an indenture dated as of March 15, 2005 between us and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as trustee (the ‘‘Trustee’’). This indenture, as it may be amended and supplemented from time to time, is referred to in this prospectus as the ‘‘Indenture.’’

We have summarized selected provisions of the Indenture below. You should read this summary together with the Indenture, any supplemental indentures or other documents establishing the debt securities for a complete understanding of the provisions that may be important to you. The following description of the debt securities and the Indenture is qualified by reference to the Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. References to certain sections in parentheses below are references to sections of the Indenture. Whenever particular provisions or defined terms in the Indenture are referred to under this ‘‘Description of Debt Securities,’’ such provisions or defined terms are incorporated by reference herein. The Indenture is qualified under the Trust Indenture Act of 1939. You should refer to the Trust Indenture Act of 1939 for provisions that apply to the debt securities.

There is no requirement under the Indenture that our future issuances of debt securities be issued exclusively under the Indenture and we will be free to employ other indentures or documentation, containing provisions different from those included in the Indenture or applicable to one or more issuances of debt securities in connection with future issuances of other debt securities. Nonetheless, the debt securities registered under the registration statement of which this prospectus is a part will only be issued pursuant to an indenture (or a form thereof) that is filed as an exhibit to the registration statement.

The Indenture provides that the applicable debt securities will be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series for issuances of additional debt securities of that series. Unless otherwise described in the applicable prospectus supplement, the Indenture does not limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

The Indenture does not currently contain any restriction on the payment of dividends or any financial covenants. However, the supplemental indenture for any series of debt securities may contain such restrictions. The prospectus supplement related to such debt securities will describe such restrictions and the protections, if any, that such restrictions provide the holders of the debt securities in the event of a highly leveraged transaction involving us that may adversely affect the holders of the debt securities.

Ranking

The debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsubordinated debt. As of December 31, 2007, PNMR, exclusive of its subsidiaries, had $692.1 million of outstanding short-term and long-term debt that would have ranked equally with the debt securities, and an additional $13.2 million of outstanding long-term debt that is secured.

We are a holding company and derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. The debt securities will be effectively subordinated to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries. In the event of the bankruptcy, insolvency, liquidation or reorganization of the business of one of our subsidiaries, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the debt securities. As of December 31, 2007, our subsidiary PNM had $11.5 million aggregate stated value of cumulative preferred stock outstanding and $1,326.9 million aggregate principal amount of short-term and long-term debt outstanding, $65.0 million of which is secured. As of December 31, 2007, our subsidiary TNMP had $316.6 million aggregate principal amount of unsecured short-term and long-term debt outstanding, excluding $3.4 million of short-term debt payable to PNMR.

The Indenture provides that payment of principal, premium and interest on any debt security issued under the Indenture shall be made solely from the assets of PNMR and not from any assets of utility subsidiaries. (See Section 1.14)

Provisions of a Particular Series

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include any of the following terms that apply to that series:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the person or persons to whom interest payments are made, if other than the registered holder;

•	the date or dates on which the principal of the debt securities will be payable, how the dates will be determined and whether the stated maturity may be extended;

•	the rate or rates at which the debt securities will bear interest, if any, and how the rate or rates will be determined;

•	the date or dates from which interest on the debt securities will accrue, the interest payment dates on which interest will be paid, and the record dates for the interest payments;

•	the right, if any, to extend the interest payment periods for the debt securities and the duration of the extension;

•	the place or places at which or methods by which payments will be made;

•	whether we have the option to redeem the debt securities and, if so, the terms of our redemption option;

•	any sinking fund or other provisions or options held by holders of the debt securities that would obligate us to repurchase or otherwise redeem the debt securities;

•	if the debt securities will be issued in denominations other than $1,000 and integral multiples thereof;

•	any index or formula used for determining principal, premium or interest;

•	any collateral, security, assurance or guarantee applicable to a series of debt securities;

•	the currency or currencies in which payments will be made if other than United States dollars, and the manner of determining the equivalent of those amounts in United States dollars;

•	if payments may be made on any of the debt securities, at our election or at the holder’s election, in a currency or currencies other than that in which the debt securities are stated to be payable, then the currency or currencies in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount as of any such date or the manner of determining such amount;

•	whether the provisions described below under ‘‘Discharge, Defeasance and Covenant Defeasance’’ will apply to the debt securities;

•	whether the debt securities will be issuable as global securities and, if so, the securities depositary;

•	any changes or additions to the events of default under the Indenture or changes or additions to our covenants under the Indenture; and

•	any other terms of the debt securities not inconsistent with the terms of the Indenture.

(See Section 3.01)

All debt securities of any one series will be substantially identical except as to denomination and except as may otherwise be determined in the manner provided for in the Indenture. (See Section 3.01)

Debt securities may be issued and sold at a substantial discount below their stated principal amount. If applicable, the prospectus supplement will describe any special United States federal income tax consequences and other considerations which apply to senior debt securities issued at a discount or to any securities denominated or payable in a foreign currency or currency unit.

Redemption

We will set forth any terms for the redemption of any debt securities in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, the debt securities will be redeemable upon notice by mail to the holders between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series are to be redeemed, the Trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the Trustee will choose a method of random selection as it deems fair and appropriate. (See Sections 11.03 and 11.04)

The debt securities will cease to bear interest on the redemption date assuming we redeem them. We will pay the redemption price and any accrued interest once the debt securities are surrendered for redemption. (See Section 11.06) If only part of a debt security is redeemed, the Trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (See Section 11.07)

We may make any redemption, at our option, conditional upon the receipt by the paying agent or agents, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent or agents have not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 11.04)

Payment

Except as may be provided in the applicable prospectus supplement, interest, if any, on each debt security payable on each interest payment date will be paid to the person in whose name the debt security is registered as of the close of business on the regular record date for the interest payment date. If there has been a default in the payment of interest on any debt security, the defaulted interest may be paid to the holder of that debt security as of the close of business on a date to be fixed by the Trustee, which will be between 10 and 15 days prior to the date we proposed for payment of the defaulted interest, and not less than 10 days after receipt by the Trustee of the notice of the proposed payment. The defaulted interest may also be paid in any other manner permitted by any securities exchange on which that debt security may be listed, if the Trustee finds it practicable. (See Section 3.07)

Registration of Transfer and Exchange

Unless otherwise specified in the prospectus supplement applicable to any series of debt securities, subject to any limitations on the transfer of global securities, the transfer of the debt securities may be registered, and the debt securities may be exchanged for other debt securities of the same series, of authorized denominations and with the same terms and principal amount, at the corporate trust office of the Trustee. We may change the place for registration of transfer and exchange of the debt securities and may designate additional places for registration and exchange. Unless otherwise provided in the prospectus supplement applicable to any series of debt securities, no service charge will be made for any transfer or exchange of the debt securities. However, we may require payment to cover any tax or other governmental charge that may be imposed. We will not be required to execute or to provide for the registration of transfer of, or the exchange of:

•	any debt security during a period of 15 days prior to giving any notice of redemption; or

•	any debt security selected for redemption except the unredeemed portion of any debt security being redeemed in part.

(See Section 3.05)

Restrictions on Mergers and Sale of Assets

Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•	the surviving or successor entity is organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and it expressly assumes our obligations on all debt securities and under the Indenture;

•	immediately after giving effect to the transaction, no event of default and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing; and

•	we deliver to the Trustee an officers’ certificate and an opinion of counsel as to compliance with the foregoing.

(See Section 8.01)

Discharge, Defeasance and Covenant Defeasance

The Indenture provides that we may be:

•	discharged from our obligations, with certain limited exceptions, with respect to any particular series of debt securities, as described in the Indenture, such a discharge being called a ‘‘defeasance’’ in this prospectus; and

•	released from our obligations under certain restrictive covenants especially established with respect to any particular series of debt securities, including the covenants described above under ‘‘Restrictions on Mergers and Sale of Assets’’ and any additional covenants set forth in the applicable prospectus supplement, such a release being called a ‘‘covenant defeasance’’ in this prospectus.

(See Sections 13.02 and 13.03)

We must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption. In addition, we will be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance or covenant defeasance will not cause the holders of the applicable series of debt securities to recognize gain or loss for federal income tax purposes, and that such holders will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and related defeasance or covenant defeasance were not to occur. In the case of a defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in federal income tax law. (See Section 13.04)

Modification of the Indenture

We and the Trustee may enter into one or more supplemental indentures without the consent of any holder of the debt securities for certain specified purposes, including:

•	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the debt securities;

•	to add to our existing covenants or to surrender any of our rights or powers under the Indenture;

•	to add additional events of default;

•	to add to or change any of the provisions to such extent necessary for the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to change, eliminate, or add any provision to the Indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of the debt securities of any particular series in any material respect, that change, elimination, or addition will become effective only:

•	when the consent of the holders of a majority in aggregate principal amount of the debt securities of that series has been obtained in accordance with the Indenture; or

•	when no debt securities of the affected series remain outstanding under the Indenture;

•	to secure the debt securities;

•	to establish the form or terms of the debt securities of any other series as permitted by the Indenture;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for or facilitate the administration of the trust by more than one trustee; or

•	to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the Indenture; provided that the action will not adversely affect the interests of the holders of the debt securities of any particular series in any material respect.

(See Section 9.01)

If the Trust Indenture Act of 1939 is amended after the date of the Indenture to require changes to the Indenture, the Indenture will be deemed to be amended so as to conform to that amendment of the Trust Indenture Act of 1939. We and the Trustee may, without the consent of any of the holders, enter into one or more supplemental indentures to evidence that amendment. (See Section 9.01)

The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then only the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series that are directly affected will be required. No amendment or modification may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating the interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the date that any principal or interest is due and payable on any debt security, without the consent of the holder;

•	reduce the percentage in principal amount of the outstanding debt security of any particular series the consent of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•	modify certain provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any particular series, without, in each case, the consent of the holder of each outstanding debt security affected thereby.

(See Section 9.02)

A supplemental indenture which changes the Indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of the debt securities of one or more series, will not affect the rights under the Indenture of the holders of the debt securities of any other series. (See Section 9.02)

The Indenture provides that the debt securities owned by us or anyone else required to make payment on the debt securities will be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent. (See Section 1.01)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such ‘‘act’’ or action of the holders, in certain situations. If the record date is fixed, the holders of the outstanding debt securities of the relevant series on that record date, and no other holders, will be entitled to take or revoke the relevant action, whether or not those holders remain holders after that record date. No action, however, will be effective unless taken on or prior to the applicable expiration date by holders of the requisite principal amount of the outstanding debt securities of that series on that record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt securities and the holder of every debt security issued upon the registration of transfer of or in exchange of those debt securities. A transferee will be bound by our acts or those of the Trustee taken in reliance thereon, whether or not notation of that action is made upon that debt security. (See Section 1.04)

Events of Default

‘‘Event of default’’ when used in the Indenture with respect to any particular series of debt securities, means any of the following:

•	failure to pay interest on any debt security of the applicable series for 60 days after it is due;

•	failure to pay the principal of or premium on any debt security of the applicable series when due (whether at maturity or upon earlier redemption);

•	failure to pay the deposit of any sinking fund payment, when and as due by the terms of the applicable series;

•	failure to perform any other covenant in the Indenture, other than a covenant that does not relate to that series of debt securities, that continues for 90 days after we receive written notice from the Trustee, or we and the Trustee receive a written notice from the holders of a majority in principal amount of the debt securities of such series; however, the Trustee or the Trustee and such holders, as applicable, can agree to an extension of the 90-day period and this extension will be automatic if we are diligently pursuing action to correct the default;

•	certain events related to our bankruptcy, insolvency or reorganization; or

•	any other event of default provided with respect to the debt securities of that series.

(See Section 5.01)

Remedies

Acceleration of Maturity

If an event of default with respect to any one series of debt securities occurs and continues, either the Trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. However, if the event of default is applicable to more than one series of debt securities, the Trustee or the holders of a majority in principal amount of all the outstanding debt securities of all series, considered as one class, and not the holders of any one series, may make a declaration of acceleration. (See Section 5.02)

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event of default giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be automatically rescinded and annulled if:

•	we have paid or deposited with the Trustee a sum sufficient to pay:

•	all overdue interest on all the debt securities of the series;

•	the principal of and premium, if any, on any debt securities of the series which have otherwise become due and interest, if any, that is currently due;

•	interest, if any, on overdue interest (to the extent lawful);

•	all amounts due to the Trustee under the Indenture; and

•	any other event of default with respect to the debt securities of that series has been cured or waived as provided in the Indenture.

(See Section 5.02)

The holders of a majority in principal amount of the outstanding debt securities of any particular series may on behalf of the holders of all the debt securities of that series waive any past default under the Indenture with respect to that series and its consequences, except a default:

•	in the payment of the principal of or any premium or interest on any debt security of that series, or

•	in respect of a covenant or provision of the Indenture which cannot be modified or amended by supplemental indenture without the consent of the holder of each outstanding debt security of the series affected.

However, if a default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, has the right to waive the default, and not the holders of the debt securities of any one such series. Upon any waiver, the default ceases to exist, and any and all events of default arising therefrom is deemed to have been cured, for every purpose of the Indenture; but no waiver will extend to any subsequent or other default or impair any right consequent thereon. (See Section 5.13)

Right to Direct Proceedings

If an event of default with respect to any particular series of debt securities occurs and continues, the holders of a majority in principal amount of the outstanding debt securities of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series. However, if an event of default occurs and continues with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, have the right to make the direction, and not the holders of the debt securities of any one of such series. In either case, the Indenture further provides that:

•	such direction will not be in conflict with any rule of law or with the Indenture;

•	the Trustee may take any other action deemed proper by the Trustee and not inconsistent with such direction, and

•	subject to the provisions of the Indenture the Trustee will have the right to decline to follow any direction if the Trustee in good faith determines that the proceeding so directed would involve the Trustee in personal liability.

(See Section 5.12)

Limitation on Right to Institute Proceedings

No holder of debt securities of any particular series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any other remedy under the Indenture, unless:

•	the holder has previously given to the Trustee written notice of a continuing event of default;

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made a written request to the Trustee;

•	such holder or holders have offered reasonable indemnity to the Trustee to institute proceedings; and

•	the Trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of the holders during that period.

(See Section 5.07)

No Impairment of Right to Receive Payment

The limitations on the right to institute proceedings, however, do not apply to a suit by a holder of a debt security for payment of the principal of or premium, if any, or interest if any, on that debt security on or after the applicable due date. (See Section 5.08)

Annual Notice to Trustee

We will provide to the Trustee an annual statement by an appropriate officer as to whether we are in default in the performance and observance of any of the terms, provisions and conditions of the Indenture. (See Section 10.04)

Notices

Notices to holders of the debt securities will be given by mail to the holders at the addresses that appear in the security register. (See Section 1.06)

Title

We, the Trustee, and any of our agents or the agents of the Trustee, may treat the person in whose name the debt securities are registered as the absolute owner thereof, whether or not such debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary. (See Section 3.08)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (See Section 1.12)

Regarding the Trustee

The Trustee is The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.). In addition to acting as Trustee, The Bank of New York Trust Company, N.A. and its affiliates act, and may act, as Trustee under our and our affiliates’ other various indentures and trusts. We and our affiliates also maintain credit and liquidity facilities and conduct other banking transactions with affiliates of the Trustee in the ordinary course of our businesses. In addition, an affiliate of the Trustee is the owner participant with respect to portions of Palo Verde Nuclear Generating Station which are subject to sale and leaseback financing agreements.

The Trustee may resign at any time by giving us written notice or be removed at any time by an act of the holders of a majority in principal amount of any particular series of debt securities then outstanding delivered to the Trustee and us. In addition, provided that no event of default has occurred or is continuing, we may appoint a new trustee upon delivering to the Trustee a resolution of our board of directors appointing a successor trustee and the successor’s acceptance of our appointment. In this case, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture. In any event, the resignation or removal of the Trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by a successor trustee. (See Section 6.10)

The Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and continues. In case an event of default occurs and continues, the Trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs. (See Section 6.01)

Book-Entry Issuance

Unless otherwise provided in a prospectus supplement, we will issue debt securities of each series in the form of one or more fully registered global securities. The global securities will be deposited with the Trustee under the Indenture as custodian for the depositary, which will be The Depository Trust Company or another depositary identified in a prospectus supplement, and registered in the name of the depositary or its nominee.

Unless and until it is exchanged in whole or in part for the individual debt securities it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee of the depositary to the depositary or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

Investors may hold their beneficial interests in the global securities directly through the depositary if they have an account with the depositary or indirectly through organizations that have accounts with the depositary.

The following is based on information furnished to us by DTC:

DTC is a limited-purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’). DTC holds securities that its participants (‘‘Direct Participants’’) deposit with DTC. DTC also facilitates the settlement among Direct Participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (‘‘DTCC’’). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (‘‘Indirect Participants’’). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through Direct Participants, who will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (‘‘Beneficial Owner’’) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with the Trustee on behalf of DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Company or its agent on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Direct and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in ‘‘street name,’’ and will be the responsibility of such Direct or Indirect Participant and not of DTC, the Company or the Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Company or its agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the Company or the Trustee. Under such circumstances, if a successor securities depository is not obtained, security certificates are required to be printed and delivered.

The Company may decide to discontinue use of the system of book-entry only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

We have no responsibility for the performance by DTC or its Participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell debt securities, in or outside of the United States, to underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including, to the extent not otherwise included in the prospectus:

•	the name or names of any underwriters or agents;

•	the purchase price of the debt securities;

•	our net proceeds from the sale of the debt securities;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

By Underwriters

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account. Underwriters may offer the debt securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the debt securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the debt securities through agents we designate from time to time, including in connection with remarketings of any of our outstanding debt securities. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

We also may engage a broker-dealer from time to time to act as agent or principal for the offer of our debt securities in one or more placements pursuant to a distribution agreement. If we and the broker-dealer agree, we will sell to the broker-dealer as agent or as principal, and the broker-dealer will seek to solicit offers to purchase on an agency basis and/or will purchase on a principal basis, our debt securities. The number and purchase price (less an underwriting discount) of the debt securities we sell to the broker-dealer will be mutually agreed on the relevant trading day. The debt securities sold under the distribution agreement will be sold at prices related to the prevailing market price for such securities, and therefore exact figures regarding the price, proceeds that will be raised or commissions to be paid will be described in a prospectus supplement to this prospectus or in other filings made in accordance with and as permitted by the Securities Act of 1933, as amended (the ‘‘Securities Act’’) and the Exchange Act. The broker-dealer may make sales of our debt securities pursuant to the distribution agreement in privately negotiated transactions and/or any other method permitted by law deemed to be an ‘‘at-the-market’’ offering as defined in Rule 415 promulgated under the Securities Act including sales made on the New York Stock Exchange, the current trading market for certain of our debt securities.

General Information

Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed underwriters as defined in the Securities Act, and any discounts or commissions we pay to them and any profit made by them on the resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation from us will be described in the applicable prospectus supplement.

We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

LEGAL MATTERS

The legality of the debt securities in respect of which this prospectus is being delivered will be passed upon for us by Charles L. Moore, Esq., Associate General Counsel, and Troutman Sanders LLP, who will also pass on certain other legal matters. As of February 29, 2008, Charles L. Moore, Esq. held options to acquire 13,000 shares of our common stock (7,326 of which were exercisable). Counsel for any underwriters will render an opinion as to certain legal matters relating to the debt securities for any underwriters, dealers, purchasers or agents.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of PNM Resources, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion and include explanatory paragraphs regarding the adoption of Financial Accounting Standards Board Financial Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations in 2005, Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132R in 2006, and the adoption of Financial Accounting Standards Board Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes in 2007 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PNMR files annual, quarterly and special reports and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

PNMR’s Internet address is www.pnmresources.com. The contents of the website are not a part of the registration statement of which this prospectus is a part. PNMR’s filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are accessible free of charge at http://www.pnmresources.com as soon as reasonably practicable after PNMR electronically files such material with, or furnishes it to, the SEC. These reports are also available upon request in print from us free of charge.

PNMR is ‘‘incorporating by reference’’ in this prospectus information PNMR files with the SEC, which means that PNMR is disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by PNMR, PNM and TNMP. Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information PNMR incorporates by reference is considered to be part of this prospectus, unless PNMR updates or supersedes that information by the information contained in this prospectus or the information PNMR files subsequently with the SEC that is incorporated by reference in this prospectus or a prospectus supplement. PNMR is incorporating by reference the following documents that it has filed with the SEC (except those portions of filings that relate to PNM or TNMP as separate registrants), other than any information in these documents that is deemed not to be ‘‘filed’’ with the SEC:

•	PNMR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed on February 29, 2008; and

•	PNMR’s Current Reports on Form 8-K as filed on January 17, 2008, February 28, 2008, March 11, 2008 and March 14, 2008.

PNMR also incorporates by reference into this prospectus any filings PNMR makes with the SEC (excluding information furnished under Items 2.02 or 7.01 of Current Reports on Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus and before termination of this offering.

You may obtain without charge a copy of any of the documents PNMR incorporates by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at PNM Resources, Inc., Alvarado Square, Albuquerque, New Mexico, 87158, Attention: Investor Relations. You may also telephone your request at (505) 241-2211.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered. All amounts are estimated.

	Amount to Be Paid Per Offering*
SEC registration fee	$	**
Printing fees		5,000
Accounting fees and expenses		15,000
Legal fees and expenses		100,000
Trustee’s fees and expenses		10,000
Rating agency fees		50,000
Listing fees		***
Miscellaneous		5,525
Total		$185,525

*	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.
**	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the SEC registration fee until the time of any particular offering of securities under this registration statement, and such fee is therefore not currently determinable.
***	Listing fees are based upon the principal amount of securities listed, if any, and are therefore not currently determinable.

Item 15.    Indemnification of Directors and Officers.

Section 6 of Article II of PNM Resources, Inc.’s Bylaws contains the following provisions with respect to indemnification of directors and officers:

Each person serving as a director or an officer of the Corporation, or, at the request of the Corporation, as a director or an officer of any other company in which the Corporation has a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by the Corporation to the full extent of the authority of the Corporation to so indemnify as authorized by New Mexico law.

Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in its best interests; and (b) in all other cases, that the person’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has: (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute; and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, by-laws, general or specific action of its Board of Directors, or contract.

Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. We have entered into agreements with each director and officer which provide for indemnification of directors and officers to the fullest extent permitted by law including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of PNM Resources, Inc. out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 16.    Exhibits and Financial Statement Schedules.

The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement*
4.1	Indenture dated as of March 15, 2005, between PNMR and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as Trustee (incorporated by reference from Exhibit 10.2 to PNMR’s Current Report on Form 8-K filed March 31, 2005, File No. 1-32462)
4.2	Supplemental Indenture No. 1, dated as of March 30, 2005, between PNMR and The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as Trustee, with Form of Senior Note included as Exhibit A thereto (incorporated by reference from Exhibit 10.3 to PNMR’s Current Report on Form 8-K filed March 31, 2005, File No. 1-32462)
5.1	Opinion of Charles L. Moore, Esq.
5.2	Opinion of Troutman Sanders LLP
12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12.1 to the Company’s Report on Form 10-K for the year ended December 31, 2007, File No. 001-32462)
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.2	Consent of Charles L. Moore, Esq. (included in Exhibit 5.1 to this Registration Statement)

Exhibit Number	Exhibit Description
23.3	Consent of Troutman Sanders LLP (included in Exhibit 5.2 to this Registration Statement)
24.1	Powers of Attorney (included on page II-6 of this Registration Statement)
25.1	Statement of Eligibility of The Bank of New York Trust Company, N.A. (as successor to JPMorgan Chase Bank, N.A.), as Trustee for the Debt Securities

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on April 4, 2008.

PNM RESOURCES, INC.
By:	/s/ Jeffry E. Sterba
Jeffry E. Sterba
Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Jeffry E. Sterba and Charles N. Eldred and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her any and all capacities, to sign any and all amendments (including, without limitation, post-effective Amendments and any amendments or abbreviated registration statements increasing the amount of securities for which registration is being sought) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffry E. Sterba	Chairman, President and Chief Executive Officer; Director (Principal Executive Officer)	April 4, 2008

Jeffry E. Sterba

/s/ Charles N. Eldred	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 4, 2008

Charles N. Eldred

/s/ Thomas G. Sategna	Vice President and Corporate Controller (Principal Accounting Officer)	April 4, 2008

Thomas G. Sategna

/s/ Adelmo E. Archuleta	Director	April 4, 2008

Adelmo E. Archuleta

/s/ Julie A. Dobson	Director	April 4, 2008

Julie A. Dobson

/s/ Woody L. Hunt	Director	April 4, 2008

Woody L. Hunt

Signature	Title	Date

/s/ Robert R. Nordhaus	Director	April 4, 2008

Robert R. Nordhaus

/s/ Manuel T. Pacheco	Director	April 4, 2008

Manuel T. Pacheco

/s/ Robert M. Price	Director	April 4, 2008

Robert M. Price

/s/ Bonnie S. Reitz	Director	April 4, 2008

Bonnie S. Reitz

/s/ Joan B. Woodard	Director	April 4, 2008

Joan B. Woodard